EXHIBIT 21

LANDRY’S RESTAURANTS, INC.

LIST OF SUBSIDIARIES

C. A. Muer Corporation

Capt. Crab’s Take-Away of 79th Street, Inc.

CHLN, Inc.

CHLN—Idaho, Inc.

CHLN—Maryland, Inc.

Crab Addison, Inc.

Crab House, Inc.

Cryo Realty, Corp.

CryoTech Industries of North Carolina, Inc.

FSI Devco, Inc.

FSI Restaurant Development, Ltd.

Hospitality Headquarters, Inc.

Houston Aquarium, Inc.

Inn at the Ballpark Catering, Inc.

Island Entertainment, Inc.

Island Hospitality, Inc.

Joe’s Crab Shack—Delaware, Inc.

Joe’s Crab Shack—San Diego, Inc.

Landry’s Crab Shack, Inc.

Landry’s Development, Inc.

Landry’s Downtown Aquarium, Inc.

Landry’s G.P., Inc.

Landry’s Gaming, Inc.

Landry’s Limited, Inc.

Landry’s Management, L.P.

Landry’s New York Aquarium Development Corp. 2005, Inc.

Landry’s New York Grotto Development Corp. 2005, Inc.

Landry’s Pesce, Inc.

Landry’s Trademark, Inc.

Landry’s Seafood House—Alabama, Inc.

Landry’s Seafood House—Arizona, Inc.

Landry’s Seafood House—Arlington, Inc.

Landry’s Seafood House—Austin, Inc.

Landry’s Seafood House—Bellevue, Inc.

Landry’s Seafood House—Biloxi, Inc.

Landry’s Seafood House—Colorado, Inc.

Landry’s Seafood House—Delaware, Inc.

Landry’s Seafood House—Florida, Inc.

Landry’s Seafood House—Georgia, Inc.

Landry’s Seafood House—Hampton, Inc.

Landry’s Seafood House—Illinois, Inc.

Landry’s Seafood House—Indiana, Inc.

Landry’s Seafood House—Kansas, Inc.

Landry’s Seafood House—Kentucky, Inc.

Landry’s Seafood House—Lafayette, Inc.

Landry’s Seafood House—Little Rock, Inc.

Landry’s Seafood House—Maryland, Inc.

Landry’s Seafood House—Memphis, Inc.

Landry’s Seafood House—Michigan, Inc.

Landry’s Seafood House—Minnesota, Inc.

Landry’s Seafood House—Missouri, Inc.

Landry’s Seafood House—Nevada, Inc.

Landry’s Seafood House—New Jersey, Inc.

Landry’s Seafood House—New Mexico, Inc.

Landry’s Seafood House—New Orleans, Inc.

Landry’s Seafood House—Norfolk, Virginia, Inc.

Landry’s Seafood House—North Carolina, Inc.

Landry’s Seafood House—Ohio, Inc.

Landry’s Seafood House—Oklahoma, Inc.

Landry’s Seafood House—Pennsylvania, Inc.

Landry’s Seafood House—Redondo Beach, Inc.

Landry’s Seafood House—San Luis, Inc.

Landry’s Seafood House—South Carolina, Inc.

Landry’s Seafood House—Utah, Inc.

Landry’s Seafood House—Virginia, Inc.

Landry’s Seafood Inn & Oyster Bar, Inc.

Landry’s Seafood Inn & Oyster Bar II, Inc.

Landry’s Seafood Inn & Oyster Bar—Galveston, Inc.

Landry’s Seafood Inn & Oyster Bar—Kemah, Inc.

Landry’s Seafood Inn & Oyster Bar—San Antonio, Inc.

Landry’s Seafood Inn & Oyster Bar—Sugar Creek, Inc.

Landry’s Seafood Kemah, Inc.

Landry’s Seafood & Steak House—Corpus Christi, Inc.

LCH Acquisition, Inc.

LCHLN, Inc.

LGE, Inc.

LNY-Iowa, Inc.

LSRI Holdings, Inc.

Marina Acquisition Corporation of Florida, Inc.

Nevada Aquarium, Inc.

Ocean Blue Industries, Inc.

Rainforest Cafe, Inc.

Rainforest Cafe, Inc.—Baltimore County

Rainforest Cafe, Inc.—Cha Cha

Rainforest Cafe, Inc.—Kansas

Rainforest Cafe Canada Holdings, Inc.

Rainforest Trademark, Inc.

Saltgrass, Inc.

Seafood Holding Supply, Inc.

Summit Aircraft Services, Inc.

Summit One Network, Inc.

Summit Seafood Supply, Inc.

Summit Supply, Inc.

WSI Fish Limited

West End Seafood, Inc.

Westheimer Seafood, Ltd.

Willie G’s Galveston, Inc.

Willie G’s Post Oak, Inc.

Yorkdale Rainforest Restaurants, Inc.